UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2008

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12201 Technology Boulevard,
Suite 150
Austin, Texas 78727
(Address of principal executive offices)

(512) 527-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                               Other Events.

On September 5, 2008, Valence Technology, Inc. (the “Company”) and Berg & Berg Enterprises, LLC (“Berg & Berg”) agreed to amend two promissory notes (the “Note Amendment”) originally issued by the Company to Berg & Berg on June 26, 2008 and July 23, 2008 (the June 26, 2008 and July 23, 2008 promissory notes are collectively referred to herein as the “Original Notes”).  The Note Amendment extends the maturity date of each of the Original Notes to November 15, 2008 and deletes the fourth paragraph of each of the Original Notes with respect to the purchase of equity securities at a future date by Berg & Berg to clarify that there is not and has not been any prior agreement regarding any purchase of the Company’s equity securities with the principal amount of the Original Notes.  Any decision by the Company and Berg & Berg to surrender the notes in exchange for the purchase price of shares of the Company’s common stock, in lieu of the repayment of the notes in accordance with their terms, would be made at a future date, if at all.

This summary of the terms of the Note Amendment is qualified in its entirety by the text of the Amendment to Promissory Notes, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1            Amendment to Promissory Notes, dated as of September 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: September 11, 2008	By:	/s/ Roger Williams
Roger Williams
Vice President, General Counsel and
Assistant Secretary

EXHIBIT INDEX

Exhibit 10.1            Amendment to Promissory Notes, dated as of September 5, 2008